Exhibit 99.1

September 3, 2014

Aerie Pharmaceuticals Inc. Initiates Phase 3 Safety-Only Registration Trial in Canada of RhopressaTM in Patients with Glaucoma

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif.—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies, today announced that on August 29, dosing commenced of the first patients enrolled in the Company’s Phase 3 registration trial in Canada of RhopressaTM, a novel once-daily, triple-action eye drop being tested for its ability to lower intraocular pressure (IOP) in patients with glaucoma or ocular hypertension. The study, named “Rocket 3,” is designed to evaluate safety and tolerability of RhopressaTM in patients over a 12 month period and is part of a broad Phase 3 program being conducted by Aerie. The Company recently announced the commencement of two Phase 3 trials in the United States, “Rocket 1” and “Rocket 2,” which are focused on demonstrating non-inferiority of IOP lowering for RhopressaTM compared to timolol, the most widely used comparator in registration trials for glaucoma. Aerie anticipates total enrollment of approximately 1,300 patients in the three Phase 3 trials of RhopressaTM.

“Our RhopressaTM study in Canada is the third and final trial to commence in our Phase 3 program, which continues to show strong momentum and interest from the ophthalmology community. This trial will supplement the safety studies required to file our NDA in the United States, and potentially result in sufficient safety data for submission to the European regulatory authorities for product approval in Europe. Further, it establishes our name and presence in Canada, which could become an important market for Aerie in the future,” stated Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie. “As previously announced, we anticipate top-line three-month efficacy results from the RhopressaTM Phase 3 program in mid-2015 based on current timelines, with a potential NDA filing by mid-2016.”

Pending progress of the RhopressaTM Phase 3 program and regulatory approvals, Aerie intends to commercialize RhopressaTM in North American markets with its own sales force and will seek commercialization partners in other key territories, including Japan and possibly Europe. Aerie fully owns its product candidates, has no licenses, and has patent protection for both use and composition of matter through 2030.

Triple-Action RhopressaTM

RhopressaTM is a novel triple-action eye drop that we believe, if approved, would become the only once-daily product available that specifically targets the trabecular meshwork, the eye’s primary fluid drain and the diseased tissue responsible for elevated IOP in glaucoma. Recent preclinical results have demonstrated that RhopressaTM also lowers episcleral venous pressure, which contributes approximately half of IOP in healthy subjects. Further, RhopressaTM provides an additional mechanism that reduces fluid production in the eye and therefore lowers IOP. Biochemically, RhopressaTM is known to inhibit both Rho Kinase (ROCK) and norepinephrine transporter (NET).

In the Company’s Phase 2b clinical trial, which was successfully completed in June 2013, RhopressaTM demonstrated a strong IOP-lowering effect, with mean IOP reductions of 5.7 and 6.2 mmHg on days 28 and 14, respectively. In addition, RhopressaTM demonstrated a consistent mean IOP-lowering effect irrespective of the baseline IOPs of the patients entered into the trial. This differentiates RhopressaTM from currently marketed IOP-lowering agents such as market-leading prostaglandin analogues (PGAs) and beta blockers, which have their highest effect at higher baseline IOPs, while losing efficacy as the baseline diminishes, as shown in published studies. This is meaningful given that the significant majority of glaucoma patients have low to moderately elevated IOPs of 26 mmHg or below at the time of diagnosis. In the Company’s RoclatanTM Phase 2b trial recently completed in June 2014, RhopressaTM performed with similar results as it had in its Phase 2b trial completed in June 2013 and in addition demonstrated additive efficacy when used in combination with latanoprost, the most commonly prescribed PGA.

Pending successful advancement of the Phase 3 registration studies, three-month efficacy results are expected to be released in mid-2015. If the trials are successful, the Company expects to submit a New Drug Application filing by mid-2016.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company has commenced two Phase 3 registration trials in the United States for triple-action RhopressaTM, named “Rocket 1” and “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol, and has now commenced a third Phase 3 safety trial, named “Rocket 3,” in Canada.

The Company also recently completed a Phase 2b clinical trial for quadruple-action RoclatanTM, which met the primary efficacy endpoint, demonstrating statistical superiority of Roclatan™ to each of its components. RoclatanTM is a fixed-dose combination of RhopressaTM with latanoprost, the market-leading PGA, and if approved has the potential to be the most efficacious IOP-lowering therapy.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; and our ability to protect our proprietary technology and enforce our intellectual property rights. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.